Deloitte

                                                Hadjipavlou
                                                Sofianos &
                                                Cambanis S.A.


                                                Assurance &
                                                Advisory Services

                                                250 - 254 Kifissias Ave.
                                                GR - 152 31 Halandri
                                                Athens, Greece

                                                Tel.: +30 (210) 6781.100
                                                Fax:  +30 (210) 6776.221-2
                                                www.deloitte.gr
                                                ---------------


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-129145 on Form F-1 of our report dated March 3, 2006, except for Note 15(e) as to which the date is March 20, 2006,
Note 15(f) as to which the date is March 27, 2006, Note 15(g) as to which the date is April 10, 2006, and Note 15(h) as to which the date is April 11, 2006, relating to the consolidated financial statements of Euroseas Limited as of December 31, 2004 and 2005 and for each of the years in the period ended
December 31, 2005 appearing in the Annual Report on Form 20-F of Euroseas Limited for the year ended December 31, 2005, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte.
Hadjipavlou, Sofianos & Cambanis
S.A. Athens, Greece
September 12, 2006






Hadjipavlou Sofianos &
Cambanis SA. Assurance &                                Member of
Advisory Services                                       Deloitte Touche Tohmatsu
Co. Reg. No. 28953/01AT/B93/2052

Thessabniki: I, Adrianoupoleos Sir., GR - 551 33 Kalamaria,
Tel.: +30 (2310) 406.500, Fax: +30 (2310) 416.447